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                                                                       EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER
                                     AMONG

                                  AMBAR, INC.,
                                AI PARTNERS L.P.
                                      AND

                             AI ACQUISITIONS CORP.
                            DATED AS OF JULY 1, 1996
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1996 (the "Agreement"), among AMBAR, Inc., a Delaware corporation (the "Company"), AI Partners L.P., a Delaware limited partnership ("Purchaser"), and AI Acquisitions Corp., a Delaware corporation and a majority owned subsidiary of Purchaser (the "Sub").

     WHEREAS, Purchaser and the Sub desire to acquire the entire equity interest of the Company; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to sell the entire equity interest of the Company in accordance with the terms and conditions hereof;

     NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

SECTION 1.1  The Offer.

     (a) Provided that this Agreement has not been terminated in accordance with
Section 8.1 and none of the events set forth in Exhibit A hereto has occurred or exists, as promptly as practicable (but in no event later than five business days after the date hereof) the Sub shall, and Purchaser shall cause the Sub to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")), a tender offer (as it may be amended from time to time as permitted hereunder, the "Offer") to purchase all the issued and outstanding shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), at a price per Share of $18.00 net to the holders of such Shares in cash, upon the terms and subject to the conditions set forth in this Agreement. Subject to the conditions of the Offer, Purchaser and the Sub shall use all reasonable efforts to consummate the Offer as soon as legally permissible. The obligation of Purchaser and the Sub to consummate the Offer, to accept for payment and to pay for any and all Shares validly tendered prior to the expiration of the Offer shall be subject to only those conditions set forth in Exhibit A hereto. Purchaser will accept for payment all Shares validly tendered pursuant to the Offer and not withdrawn as soon as legally permissible, and pay for such Shares as promptly as practicable thereafter, in each case upon the terms and subject to the conditions of the Offer.

     (b) Neither Purchaser nor the Sub will, without the prior written consent of the Board of Directors of the Company (excluding any designee of the Sub), decrease the consideration, or change the form of consideration, payable in the Offer, decrease the number of Shares sought pursuant to the Offer, change the conditions to the Offer, impose additional conditions to the Offer, change the expiration date of the Offer, or amend any term of the Offer in any manner adverse to holders of the Shares. Assuming the prior satisfaction or waiver of the conditions to the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), the Sub shall accept for payment, in accordance with the terms of the Offer, any and all Shares validly tendered prior to the expiration of the Offer and not properly withdrawn pursuant to the Offer as soon as legally permissible after the commencement thereof.

     (c) Within five (5) business days of the commencement of the Offer, Purchaser and the Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents therein pursuant to which the Offer will be made, together with any amendments thereto, the "Offer Documents"). The Offer Documents and the Offer will comply in all material respects with the Exchange Act, except that no representation is made by Purchaser or the Sub with respect to information contained in any filing made by the Company with the SEC pursuant to the Exchange Act or supplied by the Company specifically for inclusion in the Offer Documents. Each of Purchaser and the Sub agrees promptly to correct any information provided by it for use in the Offer

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Documents if and to the extent that such information shall have become false or misleading in any material respect, and further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal and state securities laws. Purchaser and the Sub agree to provide the Company and its counsel in writing with any comments Purchaser, the Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     (d) Purchaser shall provide or cause to be provided to the Sub on a timely basis the funds necessary to accept for payment, and pay for, any Shares that the Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

SECTION 1.2  Company Actions.

     The Company hereby consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held), upon the recommendation of a duly appointed Independent Committee (the "Independent Committee") has (i) determined that the Offer and the Merger (as defined in Section 2.1 hereof) are fair to and in the best interests of the stockholders of the Company, (ii) taken all actions to approve the Offer, the Merger and each Stockholder Agreement dated as of the date hereof (collectively, the "Stockholder Agreements"), between Purchaser and Randolph M. Moity, Sr. and Kenneth J. Boutte, for purposes of Section 203 of the Delaware General Corporation Law (the "GCL") and (iii) subject to its fiduciary duties under applicable laws as advised by counsel, resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by the stockholders of the Company, and (b) Raymond James & Associates, Inc. ("Raymond James") has advised the Company's Board of Directors that the $18.00 per Share cash consideration to be received by the Company's stockholders is fair to such stockholders from a financial point of view. The Company hereby agrees to file with the SEC within five (5) business days of the commencement of the Offer in accordance with Section 1.1(a) hereof a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") with respect to the Offer containing, subject to the Board's fiduciary duties under applicable law as advised by counsel, such recommendations of the Board in favor of the Offer and the Merger. The Company will provide Purchaser and the Sub and their counsel a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its filing with the SEC. The Schedule 14D-9 and all amendments thereto will comply as to form in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby consents to the inclusion in the Offer of the recommendation referred to in the third preceding sentence. The Company agrees to provide Purchaser and the Sub and their counsel in writing any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. In connection with the Offer, the Company will promptly cause its transfer agent to furnish the Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and will furnish the Sub with such information and assistance as the Sub or its agents may reasonably request in communicating the Offer to the stockholders of the Company. The Company agrees that it will take all actions necessary to except the Offer, the Stockholder Agreements and the Merger from the provisions of any applicable takeover, business combination or control share acquisition law or regulation adopted by any State of the United States of America. Subject to the requirements of applicable law, and except for such actions that are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Purchaser and the Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, will, upon request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

SECTION 1.3  Directors.

     Promptly upon the purchase by the Sub of such number of Shares as represents at least a majority of the outstanding Shares and from time to time thereafter, the Sub shall be entitled to designate such number of directors, rounded up to the next whole number but in no event more than one less than the total number of

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directors on the Board of Directors of the Company as will give the Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of the number of directors on the Board of Directors of the Company and the percentage that such number of Shares so purchased bears to the number of Shares outstanding and, subject to the exercise by the Board of Directors of the Company of its fiduciary duties to the stockholders of the Company under the GCL, the Company shall, upon request by the Sub, promptly increase the size of the Board of Directors of the Company or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable the Sub's designees to be elected to the Board of Directors of the Company and shall cause the Sub's designees to be so elected; provided, however, that in the event that the Sub's designees are appointed or elected to the Board of Directors, until the Effective Time (as hereinafter defined) the Board of Directors shall have at least three directors who are directors on the date hereof designated by the Company and who are not designees, stockholders or affiliates of Purchaser or the Sub (the "Independent Directors"); provided, further, that in such event, if the number of Independent Directors shall be reduced to below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall in good faith designate three persons to fill such vacancies who shall be independent in fact and, in any event, shall not be stockholders, affiliates or agents of Purchaser or the Sub and such persons shall be deemed to be Independent Directors for purposes of this Agreement. At the reasonable request of the Sub, the Company shall take, at its expense, all action necessary to effect any such election, including mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

                                   ARTICLE II

                                   THE MERGER

SECTION 2.1  The Merger.

     Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the GCL, the Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "AMBAR, Inc." and shall continue its existence under the laws of Delaware, and the separate corporate existence of the Sub shall cease.

SECTION 2.2  Effective Time.

     The Merger shall be consummated by filing with the Delaware Secretary of State a certificate of merger in such form as is required by, and executed in accordance with, the relevant provisions of the GCL (the time of such filing being the "Effective Time").

SECTION 2.3  Effects of the Merger.

     The Merger shall have the effects set forth in Section 259 of the GCL. As of the Effective Time, the Company shall be wholly owned by Purchaser and/or one or more direct or indirect wholly owned Subsidiaries or affiliates of Purchaser.

SECTION 2.4  Certificate of Incorporation and By-Laws.

     The Certificate of Incorporation and the By-Laws of the Surviving Corporation shall be amended in their entirety to read as set forth in Exhibit B.

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SECTION 2.5  Directors and Officers.

     The directors of the Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation until their successors are duly elected and qualified. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their successors are duly elected and qualified.

SECTION 2.6  Conversion of Shares; Stock Options; Warrants.

     (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Sub or any affiliate of the Sub or held in the treasury of the Company or by any subsidiary of the Company, all of which shall be cancelled and no payment shall be made with respect thereto, and other than Dissenting Shares, as defined in Section 3.1 hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $18.00 net to the holder in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share.

     (b) (i) Effective at the Effective Time, and pursuant to Section 12.11 of the First Amended Employees' 1991 Incentive Compensation Program (the "Incentive Plan") and Section 12.11 of the 1994 Non-Employee Directors' Incentive Compensation Program (the "Directors' Plan"), each issued and outstanding stock option granted by the Company pursuant to the Incentive Plan and the Directors' Plan (collectively, the "Options") will become exercisable immediately, and, upon exercise, shall be converted into cash in an amount equal to the product of
(i) the total number of shares of Company Common Stock subject to such Option multiplied by (ii) the excess of $18.00 over the exercise price per share, if any, subject to such Option, less required withholding taxes. The Company will take all reasonable actions as may be necessary or appropriate to effect the provisions of this Section 2.6(b)(i), including, without limitation, using reasonable efforts to obtain the written acknowledgment of each holder of an Option that the payment of the amount of cash referred to hereinabove will satisfy and discharge in full the Company's and the Surviving Corporation's obligation to each employee pursuant to any such Option.

     (ii) The Company shall take all reasonable actions to cause Morgan Keegan & Co., Inc. ("Morgan Keegan") to exercise the warrants issued by the Company to Morgan Keegan pursuant to that certain Warrant Agreement, dated as of December 12, 1991, and to cause Morgan Keegan to tender the Company Common Stock to be acquired upon exercise of such warrants into the Offer.

     (iii) The Company shall take such actions as are necessary to ensure that from and after the Effective Time none of the Company, the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any options, warrants, rights or agreements which would entitle any person, other than Purchaser or its wholly owned Subsidiaries, to beneficially own, or receive any payments in respect of (other than as otherwise contemplated by Section 2.6(a) and Sections 2.6(b)(i) and (ii) hereof), any capital stock of the Company or the Surviving Corporation.

SECTION 2.7  Conversion of Sub Common Stock.

     Each share of the common stock, par value $.01 per share, of the Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of the common stock of the Surviving Corporation.

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SECTION 2.8  Stockholders' Meeting.

     If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

     (a) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the expiration of the Offer for the purpose of adopting this Agreement;

     (b) include in the Proxy Statement or Information Statement (as defined in Section 4.7 hereof) (i) the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval and adoption of this Agreement and (ii) the opinion of Raymond James referred to in Section 1.2 hereof; and

     (c) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement or the Information Statement and, after consultation with the Sub, respond promptly to any comments made by the SEC with respect to the Proxy Statement or the Information Statement and any preliminary version thereof and cause the Proxy Statement or the Information Statement to be mailed to its stockholders at the earliest practicable time following the expiration of the Offer, and (ii) to obtain the necessary approval of the Merger by its stockholders. The Purchaser agrees that, at the Special Meeting, all of the Shares acquired by Purchaser, the Sub or any other affiliate of Purchaser pursuant to the Offer, the Stockholder Agreements or otherwise will be voted in favor of the Merger.

SECTION 2.9  Merger Without Meeting of Stockholders.

     Notwithstanding the foregoing, in the event that Purchaser, the Sub or any other direct or indirect subsidiary of Purchaser shall own or acquire at least 90 percent of the outstanding Shares, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, but in no event later than five business days thereafter, without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.

SECTION 2.10  Merger Closing.

     Upon the terms and subject to the conditions hereof (including satisfaction or waiver, if permissible, of the conditions set forth in Article VII), as soon as practicable after consummation of the Offer, and if required by law, after the vote of the stockholders of the Company in favor of the adoption of this Agreement has been obtained, the Company (or the Sub or Purchaser, if appropriate) shall execute in the manner required by the GCL and deliver to the Delaware Secretary of State a duly executed and verified certificate of merger, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Merger Closing") will be held at the office of Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing.

                                  ARTICLE III

                     DISSENTING SHARES; EXCHANGE OF SHARES

SECTION 3.1  Dissenting Shares.

     Notwithstanding anything in this Agreement to the contrary, in the event that dissenters' rights are available in connection with the Merger pursuant to
Section 262 of the GCL, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who did not vote in favor of the Merger and comply with all of the relevant provisions of Section 262 of the GCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest

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thereon. The Company shall give the Sub (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior consent of the Sub, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 3.2  Exchange of Shares.

     (a) The Sub shall deposit in trust with an exchange agent reasonably acceptable to the Board of Directors of the Company (excluding any designee of the Sub) to be selected by the Sub (the "Exchange Agent") immediately prior to the Effective Time cash in an aggregate amount necessary to make the payments pursuant to Section 2.6 hereof to holders (other than the Sub or Purchaser or any of their respective Subsidiaries or affiliates) of Shares (such amount being hereinafter referred to as the "Exchange Fund"), and to make the appropriate cash payments, if any, to holders of Dissenting Shares. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Exchange Fund. The Exchange Agent shall invest portions of the Exchange Fund as the Sub directs, provided that all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment to former stockholders of the Company entitled thereto as contemplated by this Section. The Sub shall promptly replenish the Exchange Fund to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to the Sub. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under this Section 3.2, the Sub shall in any event be liable for payment thereof. The Exchange Fund shall not be used except as provided in this Agreement.

     (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate or payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. After the Effective Time, until surrendered in accordance with the provisions of this
Section 3.2, each Certificate (other than Certificates representing Shares owned by the Sub or any affiliate of the Sub, and Dissenting Shares) shall represent for all purposes solely the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon. From and after the Effective Time, holders of Certificates immediately prior to the Merger will have no right to vote or to receive any dividends or other distributions with respect to any Shares which were theretofore represented by such Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and will have no other rights other than as provided herein or by law.

     (c) After the Effective Time, there shall be no transfers of Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash

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as provided in this Article III. At the close of business on the day of the
Effective Time the stock ledger of the Company shall be closed.

     (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation and holders of Certificates shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of any Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Sub nor the Surviving Corporation shall be liable to a holder of a Certificate for amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser and the Sub as of the date of this Agreement as follows:

SECTION 4.1  Organization and Qualification.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction in which the property currently owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in Section 9.11(b) below) on the Company. The Company has furnished Purchaser true and correct copies of the certificate of incorporation and bylaws, as amended to the date hereof, of the Company. The Company's certificate of incorporation and bylaws as so delivered are in full force and effect.

SECTION 4.2  Capitalization.

     The authorized capital stock of the Company consists of 7,000,000 Shares. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in the Disclosure Schedule, all outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries of the Company have been validly issued, are (in the case of capital stock) fully paid and nonassessable and (in the case of partnership interests) not subject to current or future capital calls, and are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, equities, claims and options of any nature. As of May 31, 1996, there were 3,701,505 Shares issued and outstanding, 400,000 Shares reserved for issuance upon exercise of outstanding Options to acquire Shares, 300,000 Shares reserved for issuance under the Company's 401(k) Plan (the "401(k) Plan") and 110,000 warrants outstanding, each representing the right to purchase from the Company on or prior to December 12, 1996, one Share at a price of $8.75 per Share. Since such date, the Company has not issued any additional shares of capital stock other than pursuant to the exercise of Options or pursuant to the provisions of the 401(k) Plan. Except as set forth in the Disclosure Schedule, there are not as of the date hereof and at the Effective Time there will not be any outstanding or authorized subscriptions, options, warrants, calls, rights, contracts, voting trusts, proxies, commitments or any other agreements of any character (any of the foregoing a "Commitment") obligating the Company to issue any additional Shares or any other shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares. Except as set forth in the Disclosure Schedule or as required by the terms of the 401(k) Plan, there are no Commitments to which the Company or any of its Subsidiaries is a party or by which any of them is bound relating to the issued or unissued capital stock or other securities of any subsidiary of the Company.

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SECTION 4.3  Subsidiaries.

     Each direct and indirect material Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of such Subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Company has furnished Purchaser true and correct copies of the certificate of incorporation and bylaws, as amended to the date hereof, of each of the Subsidiaries of the Company. The certificate of incorporation and bylaws of each of the Subsidiaries of the Company as so delivered are in full force and effect.

SECTION 4.4  Authority Relative to this Agreement.

     The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, subject to the approval of the Company's stockholders, if required, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of the other parties hereto, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company.

SECTION 4.5  Absence of Certain Changes.

     Except as disclosed in the Company's filings and reports under the Exchange Act (the "Company Reports"), since March 31, 1996, the Company has not suffered any Material Adverse Effect. Except as disclosed in the Company's filings and reports under the Exchange Act or as set forth in the Disclosure Schedule or otherwise disclosed to the Sub by the Company prior to execution of this Agreement in a writing that makes express reference to this Section 4.5, since March 31, 1996, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any redemption or other acquisition by the Company of any shares of its capital stock; (b) any increase in the rate or terms of compensation payable or to become payable by the Company or any of its material Subsidiaries to their respective directors, officers or key employees, except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);
(c) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (d) any entry into any agreement, commitment or transaction by the Company which is material to the Company and its Subsidiaries taken as a whole, except as contemplated by this Agreement or agreements, commitments or transactions in the ordinary course of business consistent with past practice;
(e) any modification of any existing material agreement or commitment which would increase the Company's or any Subsidiary's obligations (financial or otherwise) in respect thereof in any material respect; or (f) any change by the Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles.

SECTION 4.6  Reports.

     (a) Since June 30, 1994 the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied as to form as of their respective filing dates in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act, and the rules promulgated thereunder. The Company's registration statement on Form S-1, Registration File No. 333-06009, filed with the SEC on June 14, 1996, including without limitation any financial statements or schedules included therein, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets and the related consolidated statements of operations and of cash flows (including the related notes thereto) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and in the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, present fairly the consolidated financial position of the Company as of their respective dates, and the results of its consolidated operations and its consolidated cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), except as otherwise noted therein.

SECTION 4.7  Offer Documents; Proxy Statements; Schedule 14D-9; Other
Information.

     If a proxy statement or an information statement is required for the consummation of the Merger under applicable law (the "Proxy Statement" and "Information Statement," respectively), the Proxy Statement or Information Statement, as the case may be, will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Purchaser or the Sub or any affiliate of Purchaser or the Sub for inclusion in the Proxy Statement or Information Statement. None of the information in the Proxy Statement or Information Statement, as the case may be (other than information supplied by Purchaser or the Sub for inclusion therein), will, at the time the Proxy Statement or Information Statement is mailed, or, at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the respective times the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will promptly correct any statements in the Schedule 14D-9 that have become materially false or misleading and take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. None of the information relating to the Company and its Subsidiaries supplied in writing by the Company specifically for inclusion in the Offer Documents, including any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the respective times the Offer Documents or any amendments or supplements thereto or any such schedules are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The letter to stockholders, notice of meeting, Proxy Statement and form of proxy, or the Information Statement, as the case may be, to be distributed to stockholders in connection with the Merger, and any schedules required to be filed with the SEC in connection therewith, are collectively referred to elsewhere in this Agreement as the "Proxy Statement".

SECTION 4.8  Consents and Approvals; No Violation.

     Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws (or other similar governing documents) of the Company or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act, (B) pursuant to the Exchange Act, (C) the filing of a certificate of merger pursuant to the GCL or similar filings under any other applicable law, (D) any consents, approvals, authorizations or permits, filings or notifications required to be given or made to any foreign jurisdiction, (E) any regulatory or routine governmental consents normally acquired after the consummation of transaction such as transactions of the nature contemplated by this Agreement, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Company and would not prevent or delay in any material respect the consummation of the transactions contemplated hereby; (iii) except as set forth in the Disclosure Schedule, result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, indenture, mortgage, deed of trust, lease, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to acceptance for payment of Shares by the Sub pursuant to the Offer or which, except for such liens or other encumbrances in the aggregate, would not have a Material Adverse Effect on the Company and would not prevent or delay in any material respect the consummation of the transactions contemplated hereby; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect on the Company and would not prevent or delay in any material respect the consummation of the transactions contemplated hereby.

SECTION 4.9  Brokerage Fees and Commission.

     Except for those fees and expenses payable to Raymond James pursuant to the letter agreement dated June 3, 1996 (a copy of which has previously been delivered to Purchaser), no person or entity is entitled to receive from the Company or any of its Subsidiaries, or Purchaser or the Sub any investment banking, financial advisory, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreements or undertakings of the Company or any of its Subsidiaries.

SECTION 4.10  Employment Agreements.

     Except as disclosed in the Company Reports or as disclosed in the Disclosure Schedule hereto, there exist no employment, consulting, severance or indemnification agreements between the Company and any current director, officer, or employee of the Company or any of its Subsidiaries.

SECTION 4.11  Litigation, etc.

     As of the date hereof, except as disclosed in the Company Reports or as disclosed in the Disclosure Schedule hereto, there is no claim, action, or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or any Subsidiaries before any court or governmental or regulatory authority or body acting in an adjudicative capacity with respect to which there is a reasonable likelihood of a determination that would have a Material Adverse Effect on the Company or would prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect on the Company or would prevent or delay in any material respect the consummation of the transactions contemplated hereby.

SECTION 4.12  Absence of Undisclosed Liabilities.

     Except as disclosed in the Company Reports or as disclosed in the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries had at March 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Company's financial statements or reflected in the notes thereto or (b) which were incurred after March 31, 1996, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which
(i) would not, in the aggregate, have a Material Adverse Effect on the Company,
(ii) have been discharged or paid in full prior to the date hereof or (iii) would not be required to be disclosed in the Company's financial statements or the notes thereto.

SECTION 4.13  No Violation of Law.

     Except as disclosed in the Company Reports or as disclosed on the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except for violations which in the aggregate do not have a Material Adverse Effect. The Company and its Subsidiaries have all governmental permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Company Government Approvals") necessary to conduct their businesses as presently conducted, except those which the failure to obtain would not in the aggregate have a Material Adverse Effect on the Company, and all such Company Government Approvals shall continue in full force and effect after the Merger.

SECTION 4.14  Compliance with Agreements.

     Except as disclosed in the Company Reports or in the Disclosure Schedule hereto, the Company and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under, (i) the respective charters or by-laws of the Company or any of its Subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (ii) of this Section 4.14 would have, in the aggregate, a Material Adverse Effect on the Company.

SECTION 4.15  Certain Other Laws and Regulations.

     Except as disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect on the Company.

SECTION 4.16  Tax Returns.

     Except as may otherwise be permitted herein, all federal, state, local and other tax returns and reports of the Company and each of its Subsidiaries required by law have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to the Company and its Subsidiaries have been paid, and the Company and its Subsidiaries maintain adequate provisions and accruals in respect of all such federal, state, local and other taxes, assessments and withholdings. There are no unpaid assessments pending against the Company or any of its Subsidiaries for any taxes or withholdings, and the Company knows of no basis therefor.

SECTION 4.17  ERISA Compliance.

     All Defined Benefit Pension Plans, as defined in ERISA, of the Company and its Subsidiaries meet, as of the date hereof, the minimum funding standards of
Section 302 of ERISA and no reportable event or prohibited transaction as defined in ERISA has occurred.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

     Purchaser and the Sub represent and warrant to the Company as follows:

SECTION 5.1  Organization and Qualification.

     Purchaser is a limited partnership and the Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite power to carry on its business as it is now being conducted.

SECTION 5.2  Authority Relative to this Agreement.

     Each of Purchaser and the Sub has full power and authority to execute and delivery this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser and the Sub of this Agreement and the consummation by Purchaser and the Sub of the transactions contemplated hereby have been duly and validly authorized by the General Partner of Purchaser, the Board of Directors of the Sub and the sole stockholder of the Sub, and no other action or proceedings on the part of the Purchaser or the Sub are necessary to authorize this Agreement, make the Offer or consummate the transactions so contemplated by this Agreement (including the Offer and the Merger). This Agreement has been duly and validly executed and delivered by each of Purchaser and the Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Purchaser and the Sub, enforceable against each of Purchaser and the Sub, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

SECTION 5.3  Information Provided.

     None of the information supplied by Purchaser and its affiliates specifically for inclusion in the Proxy Statement, the Information Statement or the Schedule 14D-9 will, at the time such materials are mailed, or, at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that no representation or warranty is made by Purchaser or the Sub with respect to statements made or incorporated by reference therein based on information contained in any filing made by the Company with the SEC pursuant to the Exchange Act or supplied by the Company specifically for inclusion or incorporation by reference therein. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 5.4  Consents and Approvals; No Violation.

     Neither the execution and delivery of this Agreement by Purchaser and the Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws (or other similar governing documents) of Purchaser or the Sub or any of their affiliates; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act,
(B) pursuant to the Exchange Act, (C) the filing of a certificate of merger pursuant to the GCL or similar filings under any other applicable law, (D) any regulatory or routine governmental consents normally acquired after the consummation of transaction such as transactions of the nature contemplated by this Agreement or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on Purchaser or the Sub;
(iii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien or other encumbrance upon any of the properties or assets of Purchaser or any of its affiliates under any of the terms, conditions or provisions of any note, indenture, mortgage, deed of trust, lease, license, agreement or other instrument or obligation to which Purchaser or any of its affiliates is a party or by which Purchaser or any of its affiliates or any of their respective assets or properties may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or covenants have been obtained or which, in the aggregate, would not have in the aggregate a Material Adverse Effect on Purchaser or the Sub; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its affiliates or any of their respective assets, except for violations which would not have in the aggregate a Material Adverse Effect on Purchaser.

SECTION 5.5  Financing.

     Purchaser has furnished to the Company copies of commitments to provide equity capital to Purchaser. The amounts that Purchaser may obtain under such commitments will be sufficient to provide all funds necessary to consummate the Offer, the Merger and the transactions contemplated thereby including, without limitation, the purchase of all the outstanding Shares (on a fully diluted basis) and to pay the related fees and expenses of Purchaser and the Sub.

SECTION 5.6  Brokerage Fees and Commissions.

     No person or entity is entitled to receive from the Company or any of its Subsidiaries, the Sub or Purchaser, any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreements or undertakings of the Sub or Purchaser.

SECTION 5.7  Litigation, etc.

     As of the date hereof, there is no claim, action, or proceeding pending or, to the best knowledge of the executive officers of Purchaser, threatened against or relating to Purchaser or the Sub before any court or governmental or regulatory authority or body acting in an adjudicative capacity with respect to which there is a reasonable likelihood of a determination that would have a Material Adverse Effect on Purchaser or the Sub or would prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither Purchaser nor the Sub is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect on Purchaser or the Sub or would prevent or delay in any material respect the consummation of the transactions contemplated hereby.

SECTION 5.8  Interim Operations of the Sub.

     The Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                                   ARTICLE VI

                                   COVENANTS

SECTION 6.1  Conduct of Business of the Company.

     Except as set forth in the Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Purchaser shall otherwise agree in writing (it being agreed, however, that the Company shall be solely responsible for its operations and those of its Subsidiaries in accordance with the provisions of this Agreement), the Company shall and shall cause each of its Subsidiaries to:

     (a) conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business and consistent with past practice;

     (b) not (i) amend or propose to amend their respective charters or by-laws;
(ii) split, combine or reclassify their outstanding capital stock or otherwise change their capitalization or declare, set aside or pay any dividend or distribution payable in cash, stock, property, securities or otherwise; or (iii) knowingly take any action which would result in a failure to maintain the trading of Company's Common Stock on the NASDAQ Stock Market;

     (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, (ii) sell (including, without limitation, by sale/leaseback), pledge, dispose of, license or encumber any material assets (including without limitation intellectual property), or any interests therein, other than in the ordinary course of business and consistent with past practice;
(iii) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock, other than in accordance with the governing terms of such securities or (y) long-term debt, other than as required by the governing instruments relating thereto; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (d) use their best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them;

     (e) confer on a regular and frequent basis with one or more representatives of Purchaser to discuss operational matters of materiality and the general status of ongoing operations;

     (f) promptly notify Purchaser of any significant changes in the business, financial condition or results of operations of the Company or its Subsidiaries taken as a whole;

     (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

     (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

     (i) not adopt, enter into or amend any bonus, profit sharing, compensation (except ordinary course salary adjustments consistent with historic practice), severance, termination, stock option, pension, retirement, deferred compensation, health care, change in control agreement, restricted stock, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee, officer, director or retiree, or increase in any manner the compensation or fringe benefits of any director or officer or pay any benefit not required by any existing plan, arrangement or contract (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or take any action or grant any benefit not expressly required under the terms of any existing contracts, trusts, plans, funds or other such arrangements or enter into any contract to do any of the foregoing, except as required to comply with changes in applicable law occurring after the date hereof, except with the prior written approval of Purchaser;

     (j) maintain with financially responsible insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

     (k) not enter into any material arrangement, agreement, or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements, or contracts existing on the date hereof;

     (l) not establish any new lines of credit or other credit facilities; incur any indebtedness other than pursuant to existing credit facilities except for trade liabilities incurred in the ordinary course of business; assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligation of any other person except in the ordinary course of business and consistent with past practice; make any loans, advances or capital contributions to, or investments (other than intercompany accounts and short-term investments pursuant to customary cash management systems of the Company in the ordinary course of business and consistent with past practice) in, any other person other than such of the foregoing as are made by the Company to or in a wholly-owned subsidiary of the Company; and

     (m) not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article IV untrue or incorrect in any material respect as of the time of the Closing.

SECTION 6.2  Access to Information.

     Between the date of this Agreement and the Effective Time, the Company will
(i) give Purchaser and its authorized representatives access during regular business hours upon reasonable notice to all offices, facilities and properties and to all books and records of the Company, (ii) permit Purchaser and such other persons to make such inspections as it may require and (iii) cause its officers and those of its Subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Purchaser may from time to time reasonably request.

SECTION 6.3  Reasonable Best Efforts.

     Subject to the terms and conditions herein provided for the Company, and to the fiduciary duties of the Board of Directors of the Company under applicable laws, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the voting by the Purchaser of the Shares in favor of the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. The Sub agrees that, in the event that it is unable to consummate the Offer at the scheduled expiration thereof due to the entry of an order or injunction of a preliminary nature described in clause (b) of Exhibit A hereto or due to the failure to receive any required clearance under the HSR Act, it shall extend the Offer until the earlier of (a) December 31, 1996 or (b) such time as such order or injunction becomes final and all means of appeal and all appeals of such order or injunction have been finally exhausted.

SECTION 6.4  State Takeover Statutes.

     The Company will use its reasonable best efforts to (a) exempt the Company, the Offer, the Stockholder Agreements and the Merger from the requirements of any state takeover law by action of the Company's Board of Directors or otherwise and (b) assist in any challenge by the Sub to the validity or applicability to the Offer or the Merger of any state takeover law.

SECTION 6.5  Proxy Statement/Information Statement.

     As soon as reasonably practicable after the date hereof, the Company will, if required by applicable law in order to consummate the Merger, prepare the Proxy Statement or the Information Statement, as the case may be, file it with the Commission and mail it to all holders of Shares. Purchaser, the Sub and the Company will cooperate with each other in the preparation of the Proxy Statement or the Information Statement, as the case may be; without limiting the generality of the foregoing, Purchaser and the Sub will furnish to the Company the information relating to Purchaser and the Sub required by the Exchange Act to be set forth in the Proxy

Statement or the Information Statement, as the case may be. The Company, acting through its Board of Directors, subject to the fiduciary duties of the Company's Board of Directors as advised by counsel, will include in the Proxy Statement or the Information Statement, as the case may be, the recommendation of its Board of Directors that stockholders of the Company vote in favor of the adoption of this Agreement and use its reasonable best efforts to secure such adoption.

SECTION 6.6  Indemnification and Insurance.

     (a) From and after the earlier of the Control Date (as defined below) or the Effective Time, Purchaser shall cause the Company to maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees, fiduciaries and agents of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws, with such rights to survive the Offer and Merger and continue in full force and effect in accordance with their respective terms for a period of not less than six years from the Effective Time; provided, however, that in the event any claim or claims are asserted or made within such six year period, all such rights shall continue until final disposition of any such claim or claims. As used herein, the term "Control Date" shall mean the earliest date on which the Company shall have elected such number of directors designated by the Sub pursuant to Section 1.3 hereof as is equal to at least a majority of the total number of directors on the Board of Directors of the Company.

     (b) From and after the earlier of the Control Date or the Effective Time, Purchaser shall cause the Company to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (or a substitute policy providing at least the same coverage and containing terms and conditions that are no less advantageous) to the extent available on commercially reasonable terms; provided, that Purchaser and the Company shall not be required to pay premiums for such insurance policies in excess of 133% of the premiums currently paid by the Company; and provided, further, that if Purchaser or the Company is unable to maintain or obtain such insurance coverage as required by this Section 6.6, Purchaser or the Company will maintain or obtain, for the remainder of the three-year period, the most favorable coverage available on commercially reasonable terms for premiums equal to 133% of the premiums currently paid by the Company.

     (c) From and after the earlier of the Control Date or the Effective Time, Purchaser agrees to, and agrees to cause the Company to, indemnify, defend, hold harmless and reimburse each current and former officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") for, from and against all losses, claims, damages, costs, expenses (including the reasonable fees and expenses of attorneys and other professional advisers), liabilities, judgments, fines and amounts paid in settlement ("Indemnified Liabilities") incurred directly or indirectly in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other enterprise, whether pertaining to any matter occurring, asserted or claimed prior to, on, or after the Effective Time; provided, however, that no Indemnified Party shall be entitled to indemnification hereunder for any wrongful misconduct of such Indemnified Party. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), upon delivery to Parent of an undertaking in the form described in Section 145(c) of the GCL, (i) the Indemnified Parties may retain counsel mutually satisfactory to them and Purchaser; (ii) Purchaser shall pay, or cause the Company to pay, all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (c) Purchaser shall use, or cause the Company to use, its best efforts to assist in the vigorous defense of any such matter; provided, however, that neither Purchaser nor the Company shall be liable for any settlement of any claim effected without Purchaser's written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.6(c), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Purchaser (but the failure so to notify Purchaser shall not relieve it from any liability that it may have under this Section 6.6 except to the extent such failure materially prejudices such party), and shall deliver to Purchaser the undertaking described in Section 145(e) of the GCL.

     (d) The provisions of this Section 6.6, which shall survive the consummation of the Offer and the Merger, are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives. In the event Purchaser, the Surviving Corporation or any of their successors or assigns (i) merges, consolidates or combines with any other person and shall not be the continuing or surviving corporation or entity, or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such corporation assume the obligations set forth in this Section 6.6. All references to the Company in this Section 6.6 shall refer to the Company, the Surviving Corporation and any of its successors or assigns.

SECTION 6.7  Public Announcements.

     Prior to the Effective Time, the parties hereto shall not issue or cause the publication of any press release or any other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except where such release or announcement is required by applicable law or any national securities exchange, in which case the party or parties will use its or their, as the case may be, reasonable best efforts to provide a copy to the other parties prior to any release or announcement.

SECTION 6.8  Notice of Actions and Proceedings.

     The Company will promptly notify Purchaser of any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the executive officers of the Company, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which relates to the consummation of the Offer or the Merger.

SECTION 6.9  Notification of Certain Other Matters.

     The Company will promptly notify Purchaser of:

     (a) any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any written or other written communication from any Governmental Entity in connection with the transactions contemplated hereby; or

     (c) any fact, development or occurrence that constitutes a Material Adverse Effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or is reasonably expected to result in such an effort.

SECTION 6.10  Benefit Plans and Related Matters.

     (a) Purchaser intends to cause the Surviving Corporation to take such actions as are reasonably necessary so that nonunion employees of the Company will be provided employee benefits, including life, health, accidental death and dismemberment, and other insurance benefits, which in the aggregate are no less favorable than those provided to such employees as of the date hereof; provided, that it is understood that after the Effective Time neither Purchaser nor the Surviving Corporation will have any obligation to issue or adopt any plans or arrangements to provide for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plan or program. To the extent that the Surviving Corporation adopts or implements any new employee welfare or employee benefit plan, full credit for prior service shall be given to the employees of the Company for purposes of enrollment, qualification, entitlement to benefits and vesting of such plans. Notwithstanding the above, nothing herein shall require Parent to cause the Surviving Corporation to maintain any employee benefit plans, arrangements or benefits, and Purchaser or the Surviving Corporation may terminate any such plans, arrangements or benefits at any time without providing substitute or equivalent benefits.

     (b) Purchaser intends to cause the Surviving Corporation to maintain the Company's 401(k) Plan. The Company shall take such action as may be necessary to eliminate prior to the Effective Time the option under the Company's 401(k) Plan to invest in Company Common Stock.

SECTION 6.11  No Solicitation.

     The Company shall not, and shall not permit any of its Subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, or otherwise assist or facilitate, any corporation, partnership, person or other entity or group (other than Purchaser or the Sub or any affiliate or associate of Purchaser or the Sub) concerning any Acquisition Transaction (as defined in Section 6.12(b)); provided, however, that nothing contained in this Section 6.11 shall prohibit the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited, written, bona fide proposal to engage in an Acquisition Transaction if, and only to the extent that, (i) the Board of Directors determines, after consultation with outside legal counsel, that failure to take any such action would be inconsistent with its fiduciary duties under the GCL and (ii) prior to taking such action, the Company receives from such person or entity an executed confidentiality agreement on terms no less favorable to the Company than those contained in the letter agreement, dated April 23, 1996, between the Company and The Beacon Group; and provided, further, that nothing contained in this Section 6.11 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act. The Company will immediately notify Purchaser and the Sub if any such information is requested from it or any such negotiations or discussions are sought to be initiated with the Company and will immediately communicate to Purchaser and the Sub the identity of such party and what information is provided to such party. Subject to the first sentence of this Section 6.11, the Company will and will cause its Subsidiaries, affiliates and their respective officers, directors, employees, representatives and agents to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than Purchaser, the Sub or any of their respective affiliates or associates conducted heretofore with respect to any Acquisition Transaction. Except as is required in the exercise of the fiduciary duties of the Board of Directors of the Company in the written opinion of outside counsel to the Company, the Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party without Purchaser's prior written consent and to take all steps deemed necessary or appropriate by Purchaser to enforce to the fullest extent possible all such agreements.

SECTION 6.12  Termination Fee; Expenses.

     (a) In the event that this Agreement is terminated pursuant to Section 8.1(g), Section 8.1(h), Section 8.1(i) or Section 8.1(j) and within twelve months from the date of such termination an Acquisition Event (as such term is defined in Section 6.12(b)), other than with Purchaser, the Sub or any of their affiliates, has occurred, then the Company shall pay to the Purchaser a fee equal to $3,300,000 (the "Termination Fee"). Such fee shall be payable in immediately available funds on the second business day following the occurrence of the Acquisition Event.

     (b) As used herein, "Acquisition Event" shall mean the consummation of any
(i) Acquisition Transaction or (ii) series of transactions that results in any person, entity or "group" (other than Randolph M. Moity and other than Purchaser, the Sub or any of their affiliates) acquiring more than 50% of the outstanding Shares or assets of the Company or Randolph M. Moity acquiring any additional Shares or assets of the Company (through any open market purchases, merger, consolidation, recapitalization, reorganization or other business combination). For purposes of this Agreement, "Acquisition Transaction" shall mean any tender offer or exchange offer, any merger, consolidation, liquidation, dissolution, recapitalization, reorganization or other business combination, any acquisition, sale or other disposition of all or a substantial portion of the assets or securities of the Company or any other similar transaction involving the Company, its securities or any of its material Subsidiaries or divisions.

     (c) In the event that this Agreement is terminated, unless such termination results solely from a material breach by Purchaser or the Sub of their respective obligations hereunder, the Company shall promptly at such time assume and pay (in addition to any amounts payable pursuant to Section 6.12(a) hereof), or reimburse Purchaser for, the reasonable documented out-of-pocket fees and expenses actually incurred by or on behalf of Purchaser and the Sub in connection with the transactions contemplated hereby, including all legal, investment banking, accounting, printing and other fees and expenses whether incurred prior to or following the execution of or the termination of this Agreement ("Reimbursable Expenses").

SECTION 6.13  Financing Availability.

     Within fifteen (15) business days after the Offer Documents are first mailed to stockholders of the Company, Purchaser will have sufficient funds available to purchase all the outstanding shares (on a fully diluted basis) pursuant to the Offer and the Merger and to pay all fees and expenses of Purchaser related to the transactions contemplated by this Agreement and shall give notice to such effect to the Company.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

     (a) this Agreement shall have been adopted by the requisite vote of the stockholders of the Company in accordance with applicable law, if such vote is required by applicable law;

     (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which is in effect and has the effect of making the acquisition of Shares pursuant to the Merger illegal or otherwise prohibiting the consummation of the Merger; and

     (c) the waiting period, if any, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

SECTION 7.2 Conditions to Obligations of Purchaser and the Sub to Effect the Merger.

     The obligations of Purchaser and the Sub to effect the Merger are also subject to each of the following conditions:

     (a) The Company and each of its Subsidiaries shall have performed in all material respects each obligation and covenant to be performed by it hereunder on or prior to the Effective Time.

     (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct, except where the failure of such representations or warranties to be so true and correct does not have a Material Adverse Effect on the Company.

SECTION 7.3  Condition to Obligation of the Company to Effect the Merger.

     The obligation of the Company to effect the Merger is also subject to each of the following conditions:

     (a) Each of Purchaser and the Sub shall have performed in all material respects each obligation to be performed by it hereunder on or prior to the Effective Time.

     (b) The representations and warranties of Purchaser and the Sub set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

SECTION 8.1  Termination.

     This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of the Company (excluding any designee of Purchaser or an affiliate of Purchaser) and the Sub and by the General Partner of Purchaser;

     (b) by Purchaser or the Company (excluding any designee of Purchaser or an affiliate of Purchaser) if the Effective Time shall not have occurred on or before December 31, 1996;

     (c) by Purchaser or the Company if any federal or state court of competent jurisdiction or other federal or state governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) by the Company if the Offer has not been made in accordance with
Section 1.1;

     (e) by the Company if no Shares have been purchased under the Offer on or before December 31, 1996;

     (f) by the Company if the Purchaser or the Sub shall be in material breach of any of the representations and warranties (except such breaches that are cured prior to the expiration of the Offer) of Purchaser or the Sub set forth in this Agreement or either Purchaser or the Sub shall have failed in any material respect to perform any material obligation or covenant (except such failures that are cured prior to the expiration of the Offer) required by this Agreement to be performed by it;

     (g) by Purchaser if the Company shall be in breach of any of the representations and warranties (except such breaches that are cured prior to the expiration of the Offer and such breaches that are not likely to have a Material Adverse Effect on the Company) of the Company set forth in this Agreement or the Company shall have failed in any material respect to perform any material obligation or covenants (except such failures that are cured prior to the expiration of the Offer and such failures that are not likely to have a Material Adverse Effect on the Company) required by this Agreement to be performed by it;

     (h) by Purchaser, (x) if the Board of Directors or any committee thereof of the Company withdraws or modifies or amends in a manner adverse to Purchaser or the Sub its authorization, approval or recommendation of the Offer or the Merger or this Agreement or shall have resolved to do any of the foregoing or shall have failed to have reiterated its recommendation within five business days of any written request by Purchaser or the Sub therefor or (y) if the Company or any of its Subsidiaries (or the Board of Directors or any committee thereof of the Company) shall have approved, recommended, authorized, proposed, publicly announced its intention to enter into or filed a Schedule 14D-9 not opposing any Acquisition Transaction with a party other than Purchaser, the Sub or any of their affiliates;

     (i) by Purchaser if the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, representatives, agents or affiliates, provides or affords access to any non-public information regarding the Company, other than Non-Proprietary Information (defined below), to any corporation, partnership, person or other entity or group (other than Purchaser or the Sub or any affiliate or associate of Purchaser or the Sub) in connection with any actual or proposed Acquisition Transaction, whether or not permitted by
Section 6.11 hereof; or

     (j) by the Company in the event the Company has received from a third party, an unsolicited, written, bona fide proposal to engage in an Acquisition Transaction and, as a result of such proposal, the Board of Directors of the Company or the Independent Committee modifies, in a manner adverse to Purchaser or the Sub or withdraws its approval or recommendation of, the Offer or the Merger referred to in Section 2.1 hereof, so long as the Board of Directors or such committee, after consultation with and based upon the advice of outside legal counsel, determines in good faith that failure to take any such action would be inconsistent with the compliance by the Board of Directors or such committee with its fiduciary duties to the stockholders of the Company under the GCL.

As used herein, "Non-Proprietary Information" shall mean (i) all reports filed by the Company with the SEC pursuant to the Exchange Act, including the exhibits thereto, (ii) all registration statements and other documents filed by the Company with the SEC pursuant to the Securities Act, including the exhibits thereto and any current drafts of any registration statements not yet filed,
(iii) any information regarding the Company's compliance with Environmental Laws, (iv) information regarding the Company's ownership of its material properties reflected on its most recent balance sheet included in a report filed with the SEC pursuant to the Exchange Act, and (v) any other information that the Company and Purchaser may mutually agree.

SECTION 8.2  Effect of Termination.

     In the event of the termination or abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement, except for the provisions of Section 6.12, Section 9.3, Section 9.4, Section 9.6 and Section 9.10 hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, stockholders, employees, agents, consultants or representatives. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

SECTION 8.3  Amendment.

     To the extent permitted by applicable law, this Agreement may be amended or supplemented by an instrument in writing signed on behalf of all the parties hereto; provided, that after this Agreement has been approved by the stockholders of the Company, no such amendment shall reduce the amount or change the form of consideration to be paid to the Subsidiaries of the Company in the Merger or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the rights of the Company's stockholders under this Agreement without the prior approval of such stockholders.

SECTION 8.4  Extension; Waiver.

     At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, the Sub or Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1  No Survival of Representations and Warranties.

     The representations and warranties made in Articles IV and V shall not survive beyond the Merger. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

SECTION 9.2  Entire Agreement; Assignment.

     This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understanding, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Purchaser or the Sub may assign any of their rights and obligations to any affiliate (as defined in Rule 12b-2 under the Exchange Act) of Purchaser if such affiliate expressly assumes in writing the obligations of Purchaser or Sub, as the case may be, under this Agreement, but no such assignment shall relieve Purchaser or the Sub of its obligations hereunder. Only the Sub (or Purchaser, or a directly or indirectly wholly owned subsidiary of Purchaser to which the Sub assigns rights and obligations) may commence the Offer or purchase Shares thereunder.

SECTION 9.3  Enforcement of the Agreement.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 9.4  Validity.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 9.5  Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

              if to Purchaser or the Sub:

              The Beacon Group
              375 Park Avenue
              New York, New York 10152
                     Attention: Mr. Robert F. Semmens

              with a copy to:

              Andrews & Kurth L.L.P.
              425 Lexington Avenue
              New York, New York 10017
                     Attention: Mark Zvonkovic, Esq.

              if to the Company:

              The AMBAR Building
              221 Rue de Jean, Suite 300
              Lafayette, Louisiana 70508
                     Attention: General Counsel
              with a copy to:

              Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. 210 St. Charles Avenue
              Suite 5100
              New Orleans, Louisiana 70170-5100
                     Attention: Curtis R. Hearn, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

SECTION 9.6  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

SECTION 9.7  Descriptive Headings.

     The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of interpretation of this Agreement.

SECTION 9.8  Parties in Interest.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 6.6 (which is intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

SECTION 9.9  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 9.10  Expenses.

     Except as provided in Section 6.12(c), all costs and expenses incurred in connection with the transaction contemplated by this Agreement shall be paid by the party incurring such expenses.

SECTION 9.11  Certain Definitions.

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of the Sub or Purchaser.

     (b) "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole,
(ii) the value, condition or marketability of any material assets of the Company and its Subsidiaries, taken as a whole or (iii) the ability of the Company and its Subsidiaries to perform on a timely basis its obligations under any material contract or to exercise or enforce any of its material rights, powers or remedies under any material contract; provided, however, that the parties agree that a Material Adverse Effect shall not be deemed to have occurred on account of any single event or condition that results in, or is reasonably likely to result in, or any group of events or conditions that in the aggregate result in, or are reasonably likely to result in, a loss, cost, penalty or diminution in value in the business, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries that is less than $750,000; and provided, further, that no prospective change in the business, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries on account of general economic conditions or local, regional, national or international industry conditions shall be deemed to constitute a Material Adverse Effect.

     (c) "Knowledge of the Company" shall mean, when used in any representation, covenant or warranty of the Company contained herein, the actual knowledge of any officer, director, key employee, division head or similar person of the Company or any of its Subsidiaries.

SECTION 9.12  Performance by the Sub.

     Purchaser hereby agrees to cause the Sub to comply with each of its obligations hereunder and under the Offer, including without limitation, to cause the Sub to consummate the Merger as contemplated herein.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                                 AMBAR, INC.

Attest: /s/  STACEY GOFF                         By: /s/  RANDOLPH M. MOITY, SR.
       --------------------------------------    -----------------------------------------
       Name: Stacey Goff                             Name: Randolph M. Moity, Sr.
       Title: Associate                              Title: President and Chief Executive
                                                     Officer
                                                 AI PARTNERS L.P.

                                                 By: AI-GP, L.L.C., general partner
Attest: /s/  STACEY GOFF
       --------------------------------------    By: Energy Fund G.P. Inc., member
       Name: Stacey Goff
       Title: Associate                          By: /s/  ROBERT F. SEMMENS
                                                 -----------------------------------------
                                                     Name: Robert F. Semmens
                                                     Title: Managing Director
                                                 AI ACQUISITIONS CORP.

Attest: /s/  STACEY GOFF                         By: /s/  ROBERT F. SEMMENS
       --------------------------------------    -----------------------------------------
       Name: Stacey Goff                             Name: Robert F. Semmens
       Title: Associate                              Title: Managing Director

                                                                       EXHIBIT A

     Notwithstanding any other provisions of the Offer, the Sub shall not be required to accept for payment, purchase or pay for any Shares tendered, and may, subject to the terms of the Merger Agreement, amend the Offer and may postpone the acceptance for payment of and payment for Shares, if (i) as of the expiration of the Offer, there shall not have been validly tendered and not withdrawn pursuant to the Offer a number of Shares such that, upon consummation of the Offer, Purchaser and its affiliates will beneficially own in the aggregate not less than 90% of the Shares outstanding on a fully diluted basis,
(ii) the applicable waiting period under the HSR Act shall not have expired or been terminated, or (iii) at any time on or after December 31, 1996 and before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer) any of the following conditions exist or shall occur and remain in effect:

     (a) there shall have occurred and be in effect (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ Stock Market which has remained in effect for five consecutive business days, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on the extension of credit by lending institutions, or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer a material acceleration or worsening thereof; or

     (b) an order shall have been entered in any action or proceeding before any United States federal or state court or governmental agency or other United States regulatory or administrative agency or commission, or a preliminary or permanent injunction by a United States court of competent jurisdiction (collectively, a "Governmental Action") shall have been issued and remain in effect, which would have the effect of (i) making the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Merger Agreement illegal, (ii) otherwise preventing consummation of the Merger, (iii) requiring the divestiture by Purchaser or any of its Subsidiaries or affiliates of any Shares, or the divestiture by Purchaser of all or a material portion of its business, assets or property, or (iv) otherwise having a Material Adverse Effect (as defined in the Merger Agreement) on Purchaser or the Company; provided, however, that for purposes of this clause (b)(iv), to the extent that any order or preliminary or permanent injunction relates to the stock purchases as contemplated by the Stockholder Agreements (as defined in the Merger Agreement), such order or injunction shall not be deemed to have a Material Adverse Effect on either Purchaser or the Company; or

     (c) the Merger Agreement shall have been terminated in accordance with its terms; or

     (d) the Company shall have breached in any material respect any of the representations and warranties of the Company set forth in the Merger Agreement (other than any matters that, in the aggregate, do not have a Material Adverse Effect on the Company) or the Company shall have failed in any material respect to perform any material obligation or covenant required by the Merger Agreement to be performed or complied with by it; or

     (e) there shall have occurred any event resulting in a Material Adverse Effect on the Company; or

     (f) Any Person (other than Purchaser, the Sub or any of their respective affiliates or Subsidiaries) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the outstanding voting securities of the Company or is granted any option or right to acquire at least 20% of such voting securities (as used herein, "Person" shall include any corporation, person, partnership, trust, other entity or group as defined in the Exchange Act); or

     (g) Purchaser, the Sub and the Company shall have agreed that the Sub shall terminate the Offer or postpone the payment for Shares thereunder; or

     (h) the Company shall have withdrawn, modified or amended in any respect its recommendation of the Offer, or the Board of Directors of the Company or any committee thereof shall have resolved to do so;

which, in the sole judgment of Purchaser, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

     The foregoing conditions are for the sole benefit of Purchaser and the Sub and may be asserted by Purchaser and the Sub regardless of the circumstances giving rise to any such condition. The foregoing conditions may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion. The failure by Purchaser or the Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

     To the extent not otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Merger Agreement.

                                                                      EXHIBIT B

                                    FORM OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AMBAR, INC.

             Pursuant to Section 102 of the General Corporation Law
                            of the State of Delaware


        The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST:  The name of the Corporation is AMBAR, Inc.

        SECOND: The address of the Corporation's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is United Corporate Services, Inc.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

        FIFTH:  The name and mailing address of the Incorporator is as follows:

        Name                    Mailing Address
        ----                    ---------------

        Kathleen S. Minniti     Andrews & Kurth L.L.P.
                                425 Lexington Avenue
                                New York, NY 10017

        SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

        SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

        EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not claim or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of ________, 1996 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.



                                        -------------------------------------
                                        Kathleen S. Minniti, Incorporator

                                  B Y L A W S

                                       OF

                                  AMBAR, INC.

                                                             DATED: JULY 1, 1996

                                     INDEX

                                           ARTICLE I
                                            OFFICES
SECTION 1.1    Principal Office..........................................................     4
SECTION 1.2    Registered Office.........................................................     4
SECTION 1.3    Other Offices.............................................................     4
                                          ARTICLE II
                                    STOCKHOLDERS' MEETINGS
SECTION 2.1    Annual Meeting............................................................     4
SECTION 2.2    Special Meetings..........................................................     4
SECTION 2.3    Notice of Meetings and Adjourned Meetings.................................     4
SECTION 2.4    Voting Lists..............................................................     5
SECTION 2.5    Quorum....................................................................     5
SECTION 2.6    Organization..............................................................     5
SECTION 2.7    Voting....................................................................     5
SECTION 2.8    Stockholders Entitled to Vote.............................................     6
SECTION 2.9    Order of Business.........................................................     6
SECTION 2.10   Action by Written Consent.................................................     6
SECTION 2.11   Authorization of Proxies..................................................     6
SECTION 2.12   Inspectors and Voting Procedures..........................................     6
                                          ARTICLE III
                                           DIRECTORS
SECTION 3.1    Management................................................................     7
SECTION 3.2    Number and Term...........................................................     7
SECTION 3.3    Quorum and Manner of Action...............................................     7
SECTION 3.4    Vacancies.................................................................     8
SECTION 3.5    Resignations..............................................................     8
SECTION 3.6    Removals..................................................................     8
SECTION 3.7    Annual Meetings...........................................................     8
SECTION 3.8    Regular Meetings..........................................................     8
SECTION 3.9    Special Meetings..........................................................     8
SECTION 3.10   Organization of Meetings..................................................     8
SECTION 3.11   Place of Meetings.........................................................     9
SECTION 3.12   Compensation of Directors.................................................     9
SECTION 3.13   Action by Unanimous Written Consent.......................................     9
SECTION 3.14   Participation in Meetings by Telephone....................................     9
                                          ARTICLE IV
                                    COMMITTEES OF THE BOARD
SECTION 4.1    Membership and Authorities................................................     9
SECTION 4.2    Minutes...................................................................     9
SECTION 4.3    Vacancies.................................................................    10
SECTION 4.4    Telephone Meetings........................................................    10
SECTION 4.5    Action Without Meeting....................................................    10

                                           ARTICLE V
                                           OFFICERS
SECTION 5.1    Number and Title..........................................................    10
SECTION 5.2    Term of Office; Vacancies.................................................    10
SECTION 5.3    Removal of Elected Officers...............................................    10
SECTION 5.4    Resignations..............................................................    10
SECTION 5.5    The Chairman of the Board.................................................    11
SECTION 5.6    President.................................................................    11
SECTION 5.7    Vice Presidents...........................................................    11
SECTION 5.8    Secretary.................................................................    11
SECTION 5.9    Assistant Secretaries.....................................................    11
SECTION 5.10   Treasurer.................................................................    11
SECTION 5.12   Assistant Treasurers......................................................    12
SECTION 5.12   Subordinate Officers......................................................    12
SECTION 5.13   Salaries and Compensation.................................................    12
                                          ARTICLE VI
                           INDEMNIFICATION OF DIRECTORS AND OFFICERS
                                          ARTICLE VII
                                         CAPITAL STOCK
SECTION 7.1    Certificates of Stock.....................................................    14
SECTION 7.2    Lost Certificates.........................................................    15
               Fixing Date for Determination of Stockholders of Record for Certain
SECTION 7.3    Purposes..................................................................    15
SECTION 7.4    Dividends.................................................................    15
SECTION 7.5    Registered Stockholders...................................................    15
SECTION 7.6    Transfer of Stock.........................................................    15
                                         ARTICLE VIII
                                   MISCELLANEOUS PROVISIONS
SECTION 8.1    Corporate Seal............................................................    16
SECTION 8.2    Fiscal Year...............................................................    16
SECTION 8.3    Checks, Drafts, Notes.....................................................    16
SECTION 8.4    Notice and Waiver of Notice...............................................    16
SECTION 8.5    Examination of Books and Records..........................................    16
SECTION 8.6    Voting Upon Shares Held by the Corporation................................    17
                                          ARTICLE IX
                                          AMENDMENTS
SECTION 9.1    Amendment.................................................................    17

                                  AMBAR, INC.

                                     BYLAWS

                                   ARTICLE I

                                    OFFICES

SECTION 1.1  Principal Office.

     The principal office of the Corporation shall be in the City of Lafayette, Louisiana.

SECTION 1.2  Registered Office.

     The registered office of the Corporation required to be maintained in the State of Delaware by the General Corporation Laws of the State of Delaware, may be, but need not be, identical with the Corporation's principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

SECTION 1.3  Other Offices.

     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

SECTION 2.1  Annual Meeting.

     The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation's Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

SECTION 2.2  Special Meetings.

     In addition to such special meetings as are provided by law or the Corporation's Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

SECTION 2.3  Notice of Meetings and Adjourned Meetings.

     Except as otherwise provided by law, written notice of any meeting of Stockholders (i) shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat, (ii) shall be in such form as is approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

SECTION 2.4  Voting Lists.

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall keep a complete list of Stockholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order, in accordance with applicable law and shall make same available prior to and during each Stockholders' meeting for inspection by the Corporation's Stockholders as required by law. The Corporation's original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

SECTION 2.5  Quorum.

     Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.6  Organization.

     Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

SECTION 2.7  Voting.

     Each Stockholder of record, as determined pursuant to Section 2.8, who is entitled to vote in accordance with the terms of the Corporation's Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation. Every Stockholder entitled to vote at any Stockholders' meeting may authorize another person or persons to act for him by proxy pursuant to Section 2.12(c), provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder's attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting. Except as otherwise provided by law, by the Corporation's Certificate of Incorporation or these Bylaws, all elections of directors and all other matters before the Stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes may not be cumulated.

SECTION 2.8  Stockholders Entitled to Vote.

     The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of
Section 2.10(b), not prior to the date upon which the resolution of the Board of Directors fixing the record date is adopted and not more than ten (10) days after the date upon which the resolution of the Board of Directors fixing the record date is adopted, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in each case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

SECTION 2.9  Order of Business.

     The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

SECTION 2.10  Action by Written Consent.

     Unless otherwise provided by law or the Corporation's Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

SECTION 2.11  Authorization of Proxies.

     Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A Stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.12  Inspectors and Voting Procedures.

     (a) The Corporation shall, in advance of any meeting of Stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Stockholder shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the General Corporation Laws of the State of Delaware.

                                  ARTICLE III

                                   DIRECTORS

SECTION 3.1  Management.

     The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation's Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

SECTION 3.2  Number and Term.

     The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than one (1) member who shall be elected annually by the Stockholders except as provided in
Section 3.4. Directors need not be Stockholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. [*]

SECTION 3.3  Quorum and Manner of Action.

     At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Certificate of Incorporation or these Bylaws. When the Board of Directors consists of one director, the one director shall constitute a majority and a quorum. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.4  Vacancies.

     Except as otherwise provided by law or the Corporation's Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors although less than a quorum, or by a sole remaining director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum, or by a sole remaining director. Any director elected or chosen as provided herein shall serve until the sooner of: (i) the unexpired term of the directorship to which he is appointed; (ii) until his successor is elected and qualified; or
(iii) until his earlier resignation or removal.

SECTION 3.5  Resignations.

     A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

SECTION 3.6  Removals.

     Any director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

SECTION 3.7  Annual Meetings.

     The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

SECTION 3.8  Regular Meetings.

     Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

SECTION 3.9  Special Meetings.

     Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of one-third ( 1/3) of the members of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Corporation's Certificate of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless limited by law, the Corporation's Certificate of Incorporation or by these Bylaws.

SECTION 3.10  Organization of Meetings.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.

SECTION 3.11  Place of Meetings.

     The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

SECTION 3.12  Compensation of Directors.

     Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such committee meetings.

SECTION 3.13  Action by Unanimous Written Consent.

     Unless otherwise restricted by law, the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

SECTION 3.14  Participation in Meetings by Telephone.

     Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                            COMMITTEES OF THE BOARD

SECTION 4.1  Membership and Authorities.

     The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one (1) or more Directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Corporation's Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

SECTION 4.2  Minutes.

     Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

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

SECTION 4.3  Vacancies.

     The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

SECTION 4.4  Telephone Meetings.

     Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section
4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 4.5  Action Without Meeting.

     Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE V

                                    OFFICERS

SECTION 5.1  Number and Title.

     The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, who must be a Board member of the Board of Directors, and additional Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of these offices and any one or more of the Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

SECTION 5.2  Term of Office; Vacancies.

     So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

SECTION 5.3  Removal of Elected Officers.

     Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

SECTION 5.4  Resignations.

     Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

SECTION 5.5  The Chairman of the Board.

     The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

SECTION 5.6  President.

     The President shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board, if one be elected) preside at meetings of the Stockholders and Board of Directors; shall be ex officio a member of all standing committees; shall have general and active management of business of the corporation; shall implement the general directives, plans and policies formulated by the Board of Directors; and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In the absence of the President, his duties shall be performed and his authority may be exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.

SECTION 5.7  Vice Presidents.

     The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors and may sign, with any other proper officer, certificates for shares of the Corporation.

SECTION 5.8  Secretary.

     The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

SECTION 5.9  Assistant Secretaries.

     Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the President shall exercise the powers of the Secretary during that officer's absence or inability to act.

SECTION 5.10  Treasurer.

     The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 5.11  Assistant Treasurers.

     Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Treasurer. The Assistant Treasurer or such other person designated by the President shall exercise the power of the Treasurer during that officer's absence or inability to act.

SECTION 5.12  Subordinate Officers.

     The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

SECTION 5.13  Salaries and Compensation.

     The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 5.12.

                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this
Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court shall deem proper.

     (c) Any indemnification under sub-sections (a) or (b) of this Article VI (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in sub-sections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel selected by the Board of Directors, in written opinion; or (3) by the Stockholders. In the event a determination is made under this sub-section (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

     (d) Expenses (including attorneys' fees) incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

     (e) If a claim under this Article VI is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (f) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Corporation's Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The provisions of this Article VI are contract rights which (i) are for the benefit of, and may be enforced by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and each such director or officer and (ii) constitute a continuing offer to all present and future directors or officers of the Corporation. The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future director or officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VI in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer, employee, agent, trustee or the like of another corporation or other enterprise, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such directors or officers and (iii) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Article VI in accordance with their terms by any act or failure to act on the part of the Corporation. No amendment, modification or repeal of this Article VI or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified or advanced expenses by the Corporation, nor the obligation of the Corporation to indemnify or advance expenses to any such director or officer under and in accordance with the provisions of this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim may arise or be asserted. The provisions of this Article VI shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of each director or officer of the Corporation and his or her heirs, legal representatives and assigns.

     (g) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                                  ARTICLE VII

                                 CAPITAL STOCK

SECTION 7.1  Certificates of Stock.

     Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of

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

each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 7.2  Lost Certificates.

     The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

SECTION 7.3 Fixing Date for Determination of Stockholders of Record for Certain Purposes.

     (a) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     (b) If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 7.4  Dividends.

     Subject to the provisions of the Corporation's Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.5  Registered Stockholders.

     Except as expressly provided by law, the Corporation's Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

SECTION 7.6  Transfer of Stock.

     Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

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

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1  Corporate Seal.

     If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 8.2  Fiscal Year.

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 8.3  Checks, Drafts, Notes.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

SECTION 8.4  Notice and Waiver of Notice.

     Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Corporation's Certificate of Incorporation or these Bylaws, such notice shall be in writing and delivered either (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient's regular business hours). Such notice shall be sent to such director or Stockholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Corporation's Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Certificate of Incorporation or these Bylaws.

SECTION 8.5  Examination of Books and Records.

     The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders' rights in this respect are and shall be restricted and limited accordingly.

SECTION 8.6  Voting Upon Shares Held by the Corporation.

     Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1  Amendment.

     Except as otherwise expressly provided in the Corporation's Certificate of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Stockholders, may at any meeting make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.

                                       17